Exhibit 5.1
Andrew N. Bernstein, P.C.
ATTORNEY AT LAW
5445 DTC PARKWAY, SUITE 520
GREENWOOD VILLAGE, COLORADO 80111
TELEPHONE (303) 770-7131
FACSIMILE (303) 770-7332
EMAIL: anbpc@attglobal.net
December 12, 2006
Qiao Xing Universal Telephone, Inc.
Qiao Xing Science Industrial Park
Tang Quan
Huizhou City, Guangdong
People’s Republic of China 516023

Re:	Qiao Xing Universal Telephone, Inc. Registration Statement on Form F-3
Ladies and Gentlemen:
We have acted as U.S. securities counsel to Qiao Xing Universal Telephone, Inc., a company duly incorporated and validly existing under the laws of the British Virgin Islands (the “Company”), in connection with the preparation of the above-referenced Registration Statement on Form F-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about December 12, 2006. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of up to 4,042,427 shares of Common Stock, $.001 par value (the “Shares”), to be sold on behalf of the Selling Shareholders. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.
In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Memorandum of Association and Articles of Association and the Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares, (iii) the Registration Statement, and (iv) such other documents as we have deemed necessary or appropriate as bases for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such

Qiao Xing Universal Telephone, Inc.
December 12, 2006

latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.
In giving our opinion, we have assumed that the Company has properly reserved the number of authorized and unissued shares of Common Stock required to be issued upon the conversion of the outstanding Senior Convertible Notes and/or exercise of the Warrants and that, as of the date of such issuance, the Company continues to exist.
Attorneys at our Firm are admitted to the practice of law in the State of Colorado, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America, and The International Business Companies Act of the Territory of the British Virgin Islands (“BVI Law”). We are not licensed to practice law in the Territory of the British Virgin Islands and, accordingly, our opinions as to BVI Law are based solely on a review of the official statutes of the Territory of the British Virgin Islands and the applicable provisions of BVI Law and the reported judicial decisions interpreting such statutes and provisions.
Based upon and subject to the foregoing, we are of the opinion that the Shares registered pursuant to the Registration Statement, when sold, issued and delivered in the manner and upon receipt of the consideration therefor described in the Senior Convertible Notes and/or the Stock Purchase Warrants, will be validly issued, fully paid and nonassessable under BVI Law.
This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ ANDREW N. BERNSTEIN, P.C.
Andrew N. Bernstein, P.C.
ANB/prr